Exhibit 4.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into as of the date of execution by the undersigned subscriber, by and between Limitless X Holdings Inc., a Delaware corporation (the “Company”), and the undersigned individual or entity (the “Subscriber”).

RECITALS

WHEREAS, the Company is offering for sale up to a maximum of 3,000,000 shares of its Series D 15% Cumulative Redeemable Perpetual Preferred Stock at a purchase price of $25 per share; (the “Offering”);

WHEREAS, the Offering is being made pursuant to Tier 2 of Regulation A (“Regulation A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the Company’s Offering Circular dated [Date], as qualified by the U.S. Securities and Exchange Commission (the “SEC”) on [Date of SEC Qualification] (as may be amended or supplemented from time to time, the “Offering Circular”); and

WHEREAS, the Subscriber desires to subscribe for and purchase the number of Securities set forth on the signature page of this Agreement, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. SUBSCRIPTION FOR SECURITIES

1.1. Subscription. Subject to the terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company that number of Securities set forth on the signature page hereto (the “Subscribed Securities”) at a purchase price of $25.00 per Security (the “Per Security Price”).

1.2. Total Purchase Price. The total purchase price for the Subscribed Securities (the “Total Purchase Price”) shall be calculated by multiplying the number of Subscribed Securities by the Per Security Price.

1.3. Payment. The Subscriber shall deliver the Total Purchase Price concurrently with the execution and delivery of this Agreement via [Specify Payment Method, e.g., wire transfer, ACH, check payable to the escrow agent] to the Company pursuant to the instructions contained on Exhibit A attached to this Agreement.

1.4. Acceptance or Rejection of Subscription. The Subscriber acknowledges that the Company has the absolute and sole right to accept or reject this subscription, in whole or in part, for any reason or no reason. This Agreement will only become a binding contract upon the Company’s execution of the acceptance portion of this Agreement. If this subscription is rejected in whole, the Company or its escrow agent shall promptly return the full amount of the Total Purchase Price to the Subscriber, without interest or deduction. If this subscription is accepted in part, the pro-rata portion of the Total Purchase Price for the rejected Securities shall be returned.

2. SUBSCRIBER’S REPRESENTATIONS, WARRANTIES, AND COVENANTS

The Subscriber hereby represents and warrants to, and covenants with, the Company as of the date hereof and as of the date of Closing (as defined below) as follows:

2.1. Authority. The Subscriber has full legal power, authority, and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding obligation of the Subscriber, enforceable in accordance with its terms.

2.2. Review of Offering Documents. The Subscriber has received, read, and fully understood the entire Offering Circular, including the “Risk Factors” section. The Subscriber has had an opportunity to ask questions of and receive answers from the Company or a person acting on its behalf concerning the terms and conditions of this investment.

2.3. Understanding of Risks. The Subscriber acknowledges that an investment in the Company is highly speculative and involves substantial risk, including the risk of a complete loss of the investment. The Subscriber is capable of bearing the economic risks of this investment.

2.4. No Reliance. In making the decision to invest, the Subscriber has relied solely upon the information contained in the Offering Circular and the independent investigations of the Subscriber. The Subscriber has not relied on any other information, representations, or inducements, whether oral or written, from the Company or any person acting on its behalf.

2.5. Investment Intent. The Subscriber is acquiring the Subscribed Securities for the Subscriber’s own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws.

2.6. Investor Qualification. The Subscriber represents and warrants that the Subscriber satisfies the requirements checked below:
(Subscriber must check one box)

☐ (A) I am an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

☐ (B) I am NOT an “Accredited Investor”. If I am a natural person, my investment in this Offering does not exceed 10% of the greater of my annual income or my net worth (or 10% of the greater of our joint annual income or joint net worth if investing jointly with my spouse). If I am not a natural person, my investment in this Offering does not exceed 10% of the greater of my annual revenue or net assets for my most recently completed fiscal year.

2.7. Accuracy of Information. All information provided by the Subscriber in this Agreement and in any other document provided in connection with this subscription is true, correct, and complete as of the date hereof.

2.8. Domicile. The Subscriber’s principal residence or principal place of business is in the state or country listed on the signature page.

3. CLOSING

The closing of the purchase and sale of the Subscribed Securities (the “Closing”) shall take place on one or more dates as determined by the Company in its sole discretion (each, a “Closing Date”). Upon a Closing, and subject to the Company’s acceptance of this Agreement, the Company shall issue the Subscribed Securities to the Subscriber in book-entry form or as a certificated security, as determined by the Company.

4. MISCELLANEOUS

4.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by email, or mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth on the signature page.

4.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

4.3. Entire Agreement. This Agreement, together with the Offering Circular, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersedes all prior oral or written agreements.

4.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution of a facsimile or other electronic copy shall have the same force and effect as execution of an original.

4.5. Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue to be valid and enforceable.

4.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(Signature Page Follows)

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

The undersigned Subscriber, by executing this signature page, hereby executes, adopts, and agrees to all terms, conditions, and representations of the Subscription Agreement.

SUBSCRIBER INFORMATION & SIGNATURE

1. Investment Amount:

Number of Securities Subscribed For: __________________
x Per Security Price: $25.00
= Total Purchase Price: $ __________________

2. Subscriber Details:

Name of Subscriber:

__________________________________________________________________
(As it should appear on the security certificate or book-entry records)

Check One: ☐ Individual ☐ Joint Tenants ☐ Trust ☐ Corporation/LLC/Partnership

3. Contact Information:

Mailing Address: __________________________________________________________________
City: ___________________________ State/Province: ______________ Zip/Postal Code: ___________ Country: ______________
Email Address: ________________________________________
Phone Number: ________________________________________
Tax ID Number or Social Security Number: _________________________________

4. Signature:

By signing below, the Subscriber confirms the representations and warranties made in Section 2 of the Agreement are true and correct.

Signature of Subscriber

_____________________________
Printed Name of Subscriber	ACCEPTANCE OF SUBSCRIPTION

Date: ______________________, 2025	LIMITLESS X HOLDINGS INC.

FOR COMPANY USE ONLY

Danielle Young, Chief Operating Officer

EXHIBIT A

Wire instructions